Exhibit 99.1
Released on 7/17/08 at 3:50 p.m. by PR Newswire
FOR IMMEDIATE RELEASE

Contacts:	Martha Fleming, Rod Marlow Fidelity Southern Corporation (404) 240-1504
FIDELITY SOUTHERN CORPORATION
REPORTS MODEST PROFIT AND INCREASED RESERVES
     ATLANTA, GA (July 17, 2008) — Fidelity Southern Corporation (“Fidelity” or “the Company”) (NASDAQ:LION), holding Company for Fidelity Bank, reported net income of $5,000 for the second quarter of 2008 compared to $2,070,000 for the same quarter of 2007. Basic and diluted income per share for the second quarter of 2008 were less than $.01 compared to earnings of $.22 for the same period in 2007. Net income for the first six months of 2008 was $1,115,000 compared to $4,634,000 for the same period in 2007. Basic and diluted earnings per share for the first six months of 2008 were $.12 compared to $.50 for the same period in 2007.
     Chairman James B. Miller, Jr. said, “We have the capacity to manage through the cycle. Though we continue to focus on core earnings and building the franchise, these are obviously uncertain and troubled times. Even with extraordinary effort, charge-offs and reserves will increase well into next year.”
Significant developments in the quarter and the first half included:
➢	Net interest income grew 3.02% over the first quarter of 2007 and 3.6% over the first half of 2007.

➢	Margin was up slightly in the second quarter to 2.95% from 2.94% in the first quarter of 2008. Cost of funds was down as a result of conservative deposit pricing as loan pricing firmed.

➢	Personnel expenses were down 7% in the second quarter when compared to the first quarter of 2008.

➢	Total assets grew only 2.5% in the quarter to $1.779 billion.

➢	Demand deposit accounts increased 14% this year through June.

➢	An updated website was introduced during the second quarter to meet growing demand.

➢	Remote deposit volume grew to 33.2% of all deposits.

➢	Brokerage activities were moved to Reliance Trust into a managed account program which will provide both a fixed and variable revenue stream.

➢	Reserves substantially increased to 1.48% of loans from 1.05% at June 30, 2007, and 1.34% at March 31, 2008. The increase was $2.4 million over the second quarter of 2008 and $7.2

Fidelity Southern Corporation
Second Quarter Earnings Release
July 17, 2008
million greater than reserves at June 30, 2007. Provision for loan losses was $4.8 million and $9.4 million for the second quarter and first six months of 2008, respectively, compared to $1.7 million and $2.2 million for the same periods in 2007.
➢	Net charge-offs increased to $2.4 million in the second quarter from $2.1 million in the first quarter of 2008. Indirect automobile lending accounted for 81.6% of net charge-offs during the second quarter compared to 75.7% in the first quarter.
➢	The ratio of net charge-offs to average loans outstanding was .63% for the first six months of 2008 compared to .33% for the same period in 2007.
➢	Nonperforming loans, repossessions and other real estate owned totaled $57.7 million at the end of the second quarter, an increase of $20.7 million in the quarter.
➢	During the quarter $2.5 million of OREO assets were sold but $5.6 million was added to OREO net of $501,000 in charge-downs. OREO consists of 50 houses, representing 73.4% of total balances, and 79 lots and includes no commercial property.
➢	New residential construction loan advances made during the quarter totaled $15.0 million, while the payoffs of construction loans totaled $29.6 million. There are 832 houses and 2,024 lots financed at June 30, 2008, compared to 1,172 houses and 2,372 lots at June 30, 2007.
➢	Nonperforming residential construction loans at June 30, 2008, included 140 houses totaling $25.7 million and 166 lots totaling $13.8 million. During the quarter $2.0 million of nonperforming loans were paid off by our customers while $25.7 million of loans were moved to nonperforming.
➢	Dividend was cut to $.01 for the third quarter from $.09 in the previous quarter.
     The decrease in net income for both the second quarter and six month periods compared to the prior year was primarily the result of a higher provision for loan losses due to higher charge-offs and adverse credit trends in the real estate construction and to some extent consumer loan portfolios requiring an increase in the allowance for loan losses.
     Net interest income for the second quarter increased 3.0% over the first quarter of 2008 and increased $369,000 or 3.2% over the same period in 2007. Net interest income for the first six months of 2008 increased $825,000 or 3.6% when compared to the same period in 2007. The increases were primarily a result of higher average interest-earning assets. The net interest margin stabilized in the second quarter. It increased slightly to 2.95% in the second quarter compared to 2.94% in the first quarter of 2008. The net interest margin decreased 13 basis points in the second quarter of 2008 when compared to the same period in 2007. The net interest margin decreased 10 basis points to 2.95% for the fist half of 2008 compared to the same period in 2007. The decline in net interest margin in the second quarter and first six months of 2008 was due primarily to reductions in the prime rate and an increase in nonperforming loans.
     Total interest income for the second quarter and first six months of 2008 decreased $2.2 million and $2.1 million, or 7.6% and 3.7%, respectively, compared to the same periods in 2007. The decreases in interest income for the second quarter and first six months of 2008 were the result of a decrease of 104 basis points and 74 basis points in the yield on average interest-earning assets, respectively, offset in part by the growth in average interest-earning assets, which increased $120.1 million and $104.3 or 7.8% and 6.8%, respectively.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 17, 2008
     Interest expense for the second quarter and first six months of 2008 decreased $2.5 million and $2.9 million, or 15.2% and 8.9%, respectively, compared to the same periods in 2007. The decreases in interest expense for the second quarter and first six months of 2008 were attributable to an increase in average interest-bearing liabilities of $124.1 million and $113.0 million, respectively, more than offset by a 106 basis point and 77 basis point decrease in the cost of interest-bearing liabilities.
     The provision for loan losses for the second quarter and first six months of 2008 was $4.8 million and $9.4 million, respectively, compared to $1.7 million and $2.2 million for the same periods in 2007, due to increased charge-offs and adverse credit trends in the construction loan portfolio and to some extent in the consumer loan portfolio. Net charge-offs increased $1.1 million and $2.3 million to $2.4 million and $4.5 million for the second quarter and first six months of 2008 when compared to the same periods in 2007. The allowance for loan losses as a percentage of loans increased from 1.19% at December 31, 2007, to 1.48% at June 30, 2008, compared to 1.05% at June 30, 2007. Nonperforming assets increased to $57.7 million at the end of the second quarter of 2008 compared to $12.4 million at the end of the second quarter of 2007 and $24.2 million at the end of 2007. Management believes it has identified and placed on nonaccrual, charged down, and charged off these nonperforming assets timely and appropriately.
     Noninterest income increased $19,000 and $1.2 million or .4% and 14.0% to $4.4 million and $10.0 million, respectively, in the second quarter and first six months of 2008, compared to the same periods in 2007. The increase in noninterest income for the second quarter of 2008 compared to 2007 was a result of higher indirect lending revenues which increased $204,000 or 15.6% to $1.5 million because of an increase in the gain on sales and increases in net servicing and ancillary fees generated by the serviced portfolio. The increase in noninterest income of $1.2 million for the first six months of 2008 was due to the $1.3 million securities gain in the first quarter of 2008 from the mandatory redemption of 29,267 shares of Visa, Inc. common stock as a result of its initial public offering in March 2008. Indirect lending revenues also increased $417,000, or 15.6%, to $3.1 million during the first six months of 2008 when compared to the same period last year due to an increase in the gain on sales of indirect loans and increases in net servicing and ancillary fees from indirect loans serviced.
     Noninterest expense for the second quarter and first six months of 2008 increased $720,000 and $569,000, or 6.3% and 2.5%, to $12.1 million and $23.5 million, respectively compared to the same periods in 2007. The increases for the second quarter and first six months of 2008 are a result of higher salaries and benefits expense, which increased $96,000 and $533,000 or 1.5% and 4.2% to $6.4 million and $13.2 million, respectively, compared to the same periods in 2007, primarily due to the addition of seasoned loan production and branch operations staff, including SBA, indirect automobile, and commercial lenders, and staff for the three branches opened in 2007. In addition, OREO write-downs increased to $501,000 in the second quarter of 2008 compared to none for the same period in 2007. The increase in noninterest expense for the first six months of 2008 was partially offset by the reversal of the fourth quarter 2007 Visa litigation expense accrual of $567,000 as the result of the Visa funding of a litigation escrow account through its initial public offering in March 2008.

Fidelity Southern Corporation
Second Quarter Earnings Release
July 17, 2008
     Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit related insurance products through 23 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA loans are provided through employees located throughout the Southeast. For additional information about Fidelity’s products and services, please visit the website at www.FidelitySouthern.com.
     This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of some factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” on page 3 of Fidelity Southern Corporation’s 2007 Annual Report filed on Form 10-K with the Securities and Exchange Commission.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	QUARTER-TO-DATE		YEAR-TO-DATE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)	JUNE 30,		JUNE 30,
	2008	2007	2008	2007
INTEREST INCOME
LOANS, INCLUDING FEES	$24,133	$26,413	$49,848	$51,866
INVESTMENT SECURITIES	1,978	1,836	3,694	3,683
FEDERAL FUNDS SOLD AND BANK DEPOSITS	53	68	95	169

TOTAL INTEREST INCOME	26,164	28,317	53,637	55,718
INTEREST EXPENSE
DEPOSITS	11,895	14,606	25,214	28,745
SHORT-TERM BORROWINGS	483	509	1,230	1,020
SUBORDINATED DEBT	1,278	1,110	2,686	2,215
OTHER LONG-TERM DEBT	440	393	725	781

TOTAL INTEREST EXPENSE	14,096	16,618	29,855	32,761

NET INTEREST INCOME	12,068	11,699	23,782	22,957

PROVISION FOR LOAN LOSSES	4,750	1,650	9,350	2,150

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	7,318	10,049	14,432	20,807

NONINTEREST INCOME
SERVICE CHARGES ON DEPOSIT ACCOUNTS	1,200	1,206	2,363	2,324
OTHER FEES AND CHARGES	511	474	975	930
MORTGAGE BANKING ACTIVITIES	125	79	195	200
BROKERAGE ACTIVITIES	111	167	272	404
INDIRECT LENDING ACTIVITIES	1,510	1,306	3,096	2,679
SBA LENDING ACTIVITIES	363	570	777	1,214
SECURITIES GAINS, NET	—	—	1,264	—
BANK OWNED LIFE INSURANCE	298	284	601	571
OTHER OPERATING INCOME	247	260	499	489

TOTAL NONINTEREST INCOME	4,365	4,346	10,042	8,811

NONINTEREST EXPENSE
SALARIES AND EMPLOYEE BENEFITS	6,368	6,272	13,224	12,691
FURNITURE AND EQUIPMENT	743	721	1,520	1,405
NET OCCUPANCY	1,100	956	2,139	1,927
COMMUNICATION EXPENSES	430	467	818	866
PROFESSIONAL AND OTHER SERVICES	957	915	1,864	1,831
ADVERTISING AND PROMOTION	119	185	274	429
STATIONERY, PRINTING AND SUPPLIES	166	206	345	380
INSURANCE EXPENSES	90	80	192	150
OTHER OPERATING EXPENSES	2,126	1,577	3,109	3,237

TOTAL NONINTEREST EXPENSE	12,099	11,379	23,485	22,916

INCOME BEFORE INCOME TAX EXPENSE	(416)	3,016	989	6,702
INCOME TAX EXPENSE	(421)	946	(126)	2,068

NET INCOME	5	$2,070	$1,115	$4,634

EARNINGS PER SHARE:
BASIC EARNINGS PER SHARE	$0.00	$0.22	$0.12	$0.50

DILUTED EARNINGS PER SHARE	$0.00	$0.22	$0.12	$0.50

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC	9,393,797	9,322,956	9,384,856	9,310,016

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-FULLY DILUTED	9,393,797	9,325,821	9,384,856	9,316,053

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	JUNE 30,	DECEMBER 31,	JUNE 30,
ASSETS	2008	2007	2007
CASH AND DUE FROM BANKS	$29,225	$23,442	$21,955
FEDERAL FUNDS SOLD	11,804	6,605	1,501

CASH AND CASH EQUIVALENTS	41,029	30,047	23,456
INVESTMENTS AVAILABLE-FOR-SALE	123,100	103,149	106,183
INVESTMENTS HELD-TO-MATURITY	26,767	29,064	30,955
INVESTMENT IN FHLB STOCK	6,181	5,665	5,215
LOANS HELD-FOR-SALE	67,548	63,655	59,932
LOANS	1,444,577	1,388,358	1,346,136
ALLOWANCE FOR LOAN LOSSES	(21,421)	(16,557)	(14,187)

LOANS, NET	1,423,156	1,371,801	1,331,949
PREMISES AND EQUIPMENT, NET	19,595	18,821	18,792
OTHER REAL ESTATE	11,263	7,307	2,884
ACCRUED INTEREST RECEIVABLE	8,667	9,367	9,466
BANK OWNED LIFE INSURANCE	27,233	26,699	26,186
OTHER ASSETS	24,629	20,909	18,728

TOTAL ASSETS	$1,779,168	$1,686,484	$1,633,746

LIABILITIES
DEPOSITS:
NONINTEREST-BEARING DEMAND	$134,823	$131,597	$129,059
INTEREST-BEARING DEMAND/ MONEY MARKET	281,666	314,067	297,424
SAVINGS	215,530	216,442	202,446
TIME DEPOSITS, $100,000 AND OVER	316,466	285,497	302,110
OTHER TIME DEPOSITS	503,088	458,022	460,262

TOTAL DEPOSIT LIABILITIES	1,451,573	1,405,625	1,391,301

FEDERAL FUNDS PURCHASED	21,000	5,000	—
OTHER SHORT-TERM BORROWINGS	80,988	70,954	49,818
SUBORDINATED DEBT	67,527	67,527	46,908
OTHER LONG-TERM DEBT	47,500	25,000	37,000
ACCRUED INTEREST PAYABLE	5,947	6,760	7,119
OTHER LIABILITIES	6,456	5,655	4,770

TOTAL LIABILITIES	1,680,991	1,586,521	1,536,916

SHAREHOLDERS’ EQUITY

COMMON STOCK	46,512	46,164	45,594
ACCUMULATED OTHER COMPREHENSIVE LOSS	(1,770)	(804)	(3,049)
RETAINED EARNINGS	53,435	54,603	54,285

TOTAL SHAREHOLDERS’ EQUITY	98,177	99,963	96,830

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,779,168	$1,686,484	$1,633,746

BOOK VALUE PER SHARE	$10.44	$10.67	$10.38

SHARES OF COMMON STOCK OUTSTANDING	9,408,138	9,368,904	9,332,187

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

(DOLLARS IN THOUSANDS)	YEAR-TO-DATE		YEAR ENDED
	JUNE 30,		DECEMBER 31,
	2008	2007	2007
BALANCE AT BEGINNING OF PERIOD	$16,557	$14,213	$14,213
CHARGE-OFFS:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	14	—	200
SBA	—	—	—
REAL ESTATE-CONSTRUCTION	850	811	1,934
REAL ESTATE-MORTGAGE	124	49	82
CONSUMER INSTALLMENT	4,013	2,021	5,301

TOTAL CHARGE-OFFS	5,001	2,881	7,517
RECOVERIES:
COMMERCIAL, FINANCIAL AND AGRICULTURAL	1	161	257
SBA	56	—	—
REAL ESTATE-CONSTRUCTION	5	40	190
REAL ESTATE-MORTGAGE	13	71	78
CONSUMER INSTALLMENT	440	433	836

TOTAL RECOVERIES	515	705	1,361

NET CHARGE-OFFS	4,486	2,176	6,156
PROVISION FOR LOAN LOSSES	9,350	2,150	8,500

BALANCE AT END OF PERIOD	$21,421	$14,187	$16,557

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE LOANS OUTSTANDING, NET	0.63%	0.33%	0.45%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS	1.48%	1.05%	1.19%
NONPERFORMING ASSETS
(UNAUDITED)

(DOLLARS IN THOUSANDS)	JUNE 30,
	2008	2007
NONACCRUAL LOANS	$45,045	$8,270
REPOSSESSIONS	1,363	1,240
OTHER REAL ESTATE	11,263	2,884

TOTAL NONPERFORMING ASSETS	$57,671	$12,394

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING	$—	$—

RATIO OF LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING TO TOTAL LOANS	—%	—%

RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS, OREO AND REPOSSESSIONS	3.78%	0.88%

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

(DOLLARS IN THOUSANDS)				PERCENT CHANGE
	JUNE 30,	DECEMBER 31,	JUNE 30,	June 30, 2008/	June 30, 2008/
	2008	2007	2007	Dec. 31, 2007	June 30, 2007
COMMERCIAL, FINANCIAL AND AGRICULTURAL	$126,711	$107,325	$100,010	18.06%	26.70%
TAX-EXEMPT COMMERCIAL	8,829	9,235	12,744	(4.40)%	(30.72)%
REAL ESTATE MORTGAGE - COMMERCIAL	192,605	189,881	176,216	1.43%	9.30%

TOTAL COMMERCIAL	328,145	306,441	288,970	7.08%	13.56%
REAL ESTATE-CONSTRUCTION	289,844	282,056	291,221	2.76%	(0.47)%
REAL ESTATE-MORTGAGE	102,710	93,673	93,156	9.65%	10.26%
CONSUMER INSTALLMENT	723,878	706,188	672,789	2.50%	7.59%

LOANS	1,444,577	1,388,358	1,346,136	4.05%	7.31%
LOANS HELD-FOR-SALE:
ORIGINATED RESIDENTIAL MORTGAGE LOANS	1,442	1,412	699	2.12%	106.29%
SBA LOANS	35,106	24,243	15,233	44.81%	130.46%
INDIRECT AUTO LOANS	31,000	38,000	44,000	(18.42)%	(29.55)%

TOTAL LOANS HELD-FOR-SALE	67,548	63,655	59,932	6.12%	12.71%

TOTAL LOANS	$1,512,125	$1,452,013	$1,406,068

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	YEAR-TO-DATE
	June 30, 2008			June 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,472,063	$49,639	6.78%	$1,365,707	$51,435	7.59%
Tax-exempt(1)	8,998	315	7.13%	15,396	642	8.59%

Total loans	1,481,061	49,954	6.78%	1,381,103	52,077	7.60%
Investment securities
Taxable	137,103	3,433	5.01%	142,441	3,595	5.14%
Tax-exempt(2)	12,720	379	5.96%	4,473	126	5.64%

Total investment securities	149,823	3,812	5.12%	146,914	3,721	5.11%

Interest-bearing deposits	1,655	21	2.53%	1,174	31	5.34%
Federal funds sold	6,336	74	2.35%	5,335	138	5.22%

Total interest-earning assets	1,638,875	53,861	6.61%	1,534,526	55,967	7.35%

Cash and due from banks	22,495			23,519
Allowance for loan losses	(19,204)			(13,893)
Premises and equipment, net	19,230			18,829
Other real estate owned	10,378			758
Other assets	55,964			49,230

Total assets	$1,727,738			$1,612,969

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$298,504	$3,783	2.55%	$280,157	$4,845	3.49%
Savings deposits	216,057	3,276	3.05%	191,898	4,215	4.43%
Time deposits	781,720	18,155	4.67%	764,672	19,685	5.19%

Total interest-bearing deposits	1,296,281	25,214	3.91%	1,236,727	28,745	4.69%

Federal funds purchased	14,832	227	3.08%	9,569	265	5.59%
Securities sold under agreements to repurchase	29,913	386	2.60%	18,802	261	2.80%
Other short-term borrowings	35,039	617	3.54%	21,923	494	4.54%
Subordinated debt	67,527	2,686	8.00%	46,908	2,215	9.52%
Long-term debt	40,357	725	3.61%	37,000	781	4.26%

Total interest-bearing liabilities	1,483,949	29,855	4.05%	1,370,929	32,761	4.82%

Noninterest-bearing :
Demand deposits	129,151			131,722
Other liabilities	15,052			14,505
Shareholders’ equity	99,586			95,813

Total liabilities and shareholders’ equity	$1,727,738			$1,612,969

Net interest income / spread		$24,006	2.56%		$23,206	2.53%

Net interest margin			2.95%			3.05%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $106,000 and $211,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $117,000 and $88,000, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	QUARTER-TO-DATE
	June 30, 2008			June 30, 2007
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets :
Loans, net of unearned income
Taxable	$1,481,296	$24,036	6.53%	$1,374,172	$26,203	7.65%
Tax-exempt (1)	8,903	146	6.72%	14,942	312	8.56%

Total loans	1,490,199	24,182	6.53%	1,389,114	26,515	7.66%

Investment securities
Taxable	145,540	1,828	5.03%	140,455	1,772	5.14%
Tax-exempt (2)	14,678	219	5.95%	6,449	91	5.67%

Total investment securities	160,218	2,047	5.14%	146,904	1,863	5.09%

Interest-bearing deposits	1,810	9	1.96%	1,080	14	5.26%
Federal funds sold	9,063	43	1.93%	4,134	54	5.20%

Total interest-earning assets	1,661,290	26,281	6.36%	1,541,232	28,446	7.40%

Cash and due from banks	23,542			23,488
Allowance for loan losses	(20,294)			(13,929)
Premises and equipment, net	19,475			18,758
Other real estate owned	12,884			1,501
Other assets	56,294			50,085

Total assets	$1,753,191			$1,621,135

Liabilities and shareholders’ equity
Interest-bearing liabilities :
Demand deposits	$292,797	$1,605	2.20%	$287,758	$2,509	3.50%
Savings deposits	214,033	1,390	2.61%	195,321	2,134	4.38%
Time deposits	809,259	8,900	4.42%	765,767	9,963	5.22%

Total interest-bearing deposits	1,316,089	11,895	3.64%	1,248,846	14,606	4.69%

Federal funds purchased	11,962	73	2.45%	9,560	133	5.60%
Securities sold under agreements to repurchase	32,938	199	2.43%	18,948	127	2.68%
Other short-term borrowings	27,527	212	3.08%	21,989	249	4.54%
Subordinated debt	67,527	1,278	7.61%	46,908	1,110	9.49%
Long-term debt	51,319	440	3.45%	37,000	393	4.26%

Total interest-bearing liabilities	1,507,362	14,097	3.76%	1,383,251	16,618	4.82%

Noninterest-bearing :
Demand deposits	130,760			126,717
Other liabilities	15,042			14,383
Shareholders’ equity	100,027			96,784

Total liabilities and shareholders’ equity	$1,753,191			$1,621,135

Net interest income / spread		$12,184	2.60%		$11,828	2.58%

Net interest margin			2.95%			3.08%

(1)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $49,000 and $102,000 respectively.

(2)	Interest income includes the effect of taxable-equivalent adjustment for 2008 and 2007 of $68,000 and $27,000.